Exhibit (d)

LETTERHEAD OF PATTERSON BELKNAP WEBB & TYLER LLP

August 31, 2026

Citibank, N.A. – ADR Department
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-6 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) by Citibank, N.A., as Depositary (the “Depositary”), for the purpose of registering under the U.S. Securities Act of 1933, as amended, 50,000,000 American Depositary Shares (the “ADSs”) to be evidenced by American Depositary Receipt(s) (the “ADR(s)”) to be issued in the form of the ADR attached as Exhibit (a) to the Registration Statement. The ADR(s) issued by the Depositary to evidence the ADSs issued pursuant to the Registration Statement will constitute the agreement between the Depositary and the Holder(s) and Beneficial Owner(s) (each as defined in the form of ADR attached as Exhibit (a) to the Registration Statement) of the ADR(s) evidencing such ADSs. Each ADS will represent the right to receive, subject to the terms and conditions of the ADR representing such ADS and the laws of the Cayman Islands, five (5) “H” shares (the “Shares”) of Chuangxin Industries Holdings Limited, a company incorporated under the laws of the Cayman Islands.

Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as “tax advice.”

Assuming that, at the time of their issuance, the Registration Statement will be effective, and the Shares will have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the ADRs and the Registration Statement, will be legally issued and will entitle the registered holders of the ADSs to the rights specified in the applicable ADRs.

Ex (d)-1

This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement filed with the SEC.

Very truly yours,

PATTERSON BELKNAP WEBB & TYLER LLP

By:	/s/ Herman H. Raspé
A Member of the Firm

Ex (d)-2